UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2023

SEP ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40679	86-2365445
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3737 Buffalo Speedway, Suite 1750 Houston, Texas 77098

(Address of Principal Executive Offices) (Zip Code)

(713) 715-6820

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	SEPAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SEPA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SEPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As described in more detail below in Item 3.01 of this Current Report on Form 8-K, SEP Acquisition Corp., a Delaware corporation (the “Company”), has received notice from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it is not in compliance with the $35 million minimum Market Value of Listed Securities (“MVLS”) standard. In order to bring the Company into compliance with the MVLS standard, Mercury Sponsor Group I LLC (the “Sponsor”) has elected to convert (the “Conversion”) 2,415,375 of its shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”) into 2,415,375 shares (the “Converted Shares”) of the Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) so that the Company’s MVLS is above the $35 million minimum requirement. Following the Conversion, the Company has 3,719,634 shares of Class A Common Stock and 2,095,000 shares of Class B Common Stock outstanding as of October 3, 2023.

As disclosed in a Current Report on Form 8-K that the Company filed on August 23, 2023 with the U.S. Securities and Exchange Commission (the “SEC”), the Company previously entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated August 23, 2023, with SEP Acquisition Holdings Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and SANUWAVE Health, Inc., a Nevada corporation (“SANUWAVE”), pursuant to which Merger Sub will merge with and into SANUWAVE, with SANUWAVE being the surviving entity and wholly-owned subsidiary of the Company (the “Business Combination”). The Merger Agreement contains a covenant requiring the Company to file, prior to the closing of the Business Combination upon approval by the holders of the Class B Common Stock, an amendment (the “Class B Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, dated July 27, 2021, as amended on December 20, 2022 (the “Amended and Restated Certificate of Incorporation”), to remove the anti-dilution provision applicable to certain issuances of securities by the Company and to adjust the conversion ratio so that shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a 1:0.277 basis instead of a 1:1 basis.

In order to conform with the terms and conditions of the Merger Agreement and to maintain the same economics of the Business Combination for all Class B stockholders, on October 2, 2023, the Sponsor, the Company and SANUWAVE entered into a Forfeiture and Redemption Agreement (the “Forfeiture and Redemption Agreement”), pursuant to which the Sponsor has agreed to forfeit 1,746,316 of its shares (the “Forfeited Shares”) of Class A Common Stock contingent upon and effective immediately prior to the closing of the Business Combination (the “Closing”). The Forfeiture and Redemption Agreement also provides that the Company will subsequently redeem the Forfeited Shares in exchange for no consideration contingent upon and effective immediately prior to the Closing. The Sponsor’s agreement to forfeit the Forfeited Shares pursuant to the Forfeiture and Redemption Agreement will result in the Sponsor having the number of shares of Class A Common Stock at the Closing that it would have otherwise had if it had converted all of its shares of Class B Common Stock at the Closing on a 1:0.277 basis in accordance with the Class B Charter Amendment. The Sponsor has agreed that it does not have any right, title, interest or claim of any kind to the assets in the Company’s trust account with respect to the Converted Shares.

The foregoing description of the Forfeiture and Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forfeiture and Redemption Agreement, a copy of which is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2023, the Company received a determination letter (the “Letter”) from the Staff of Nasdaq stating that the Company has not regained compliance with the MVLS standard, since the Company’s Class A Common Stock, was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to the Company. As previously disclosed, the Company was initially notified by the Staff on March 28, 2023 that the minimum MVLS for the Company’s Class A Common Stock was below the $35 million minimum MVLS requirement for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until September 25, 2023, to regain compliance with the MVLS Rule.

Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on October 4, 2023, the Company’s Class A Common Stock will be delisted from The Nasdaq Capital Market, trading of the Company’s Class A Common Stock will be suspended at the opening of business on October 6, 2023, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to request a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter received on September 27, 2023. A hearing request will stay the suspension of trading of the Company’s Class A Common Stock, and the Company’s Class A Common Stock will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

The Company anticipates that the Conversion will allow the Company to regain compliance with the MVLS Rule. However, there can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Capital Market.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 3, 2023, the Sponsor, as the holder of a majority of the outstanding Class B Common Stock, approved the Class B Charter Amendment that removes the anti-dilution provision applicable to certain issuances of securities by the Company and adjusts the conversion ratio so that shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a 1:0.277 basis instead of a 1:1 basis, as described above. The Class B Charter Amendment was filed by the Company with the Secretary of State of the State of Delaware on October 3, 2023.

The foregoing description of the Class B Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Class B Charter Amendment, a copy of which is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
10.1	Forfeiture and Redemption Agreement, dated as of October 2, 2023, between the Company and the Sponsor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEP Acquisition Corp.

Date: October 3, 2023	By:	/s/ R. Andrew White
Name: R. Andrew White
Title: President and Chief Executive Officer